Exhibit 4

                         PAX WORLD HIGH YIELD FUND, INC.
                                222 STATE STREET
                              PORTSMOUTH, NH 03801

                                             __________, 1999

Pax World Management Corp.
222 State Street
Portsmouth, NH 03801

                          Investment Advisory Agreement

Ladies and Gentlemen:

     The undersigned, Pax World High Yield Fund, Inc. (the "Fund"), is an investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Fund is an open-end diversified management investment company, as defined in the Investment Company Act, and invests and reinvests its assets in a portfolio of investments. The Fund hereby engages you, Pax World Management Corp. (the "Adviser"), to act as its investment adviser and financial agent, subject to the terms and conditions herein set forth.

Section 1.  Management Services

     The Fund will, from time to time, furnish to you detailed statements of the investments and resources of the Fund and information as to its investment needs, and will make available to you such financial reports, proxy statements, legal and other information relating to its investment as may be in the possession of the Fund or available to it.

     You shall, at your expense, use your experience, staff and other facilities to conduct and maintain a continuous review of the Fund's investments, resources and needs, and shall from time to time furnish to the Directors of the Fund (the "Directors") or such others as the Directors shall direct, your advice and recommendations with respect to the purchase and sale of investments by the Fund and the making of commitments thereto. In conducting such review and furnishing such advice and recommendations, you shall be guided by the Fund's investment policy and restrictions as delineated and limited by the statements contained in the various documents and amendments thereto filed with the Securities and Exchange Commission (the "SEC").

     You shall place at the disposal of the Fund such statistical research, analytical and technical services and information and reports as may be reasonably required by the Fund, shall furnish the Fund with, and pay the salaries of, the executive, administrative and clerical personnel of the Fund, and in general shall supervise the affairs of the Fund, subject to the control of the Directors. Your advice and recommendations with respect to the purchase and sale of investments and the making of investment commitments shall be submitted at the principal offices of the Fund to the Directors of the Fund, to an investment committee thereof, or to such other person or persons as the Directors or such investment committee shall designate for that purpose. The Directors, such investment committee, or such designated person or persons shall have full authority to act upon such advice and recommendations and to place orders on behalf of the Fund for the purchase and sale of investments. Reports of portfolio recommendations shall be made quarterly to the Directors or more frequently as the Directors may from time to time determine.

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Section 2. Duties as Financial Agent of the Fund

     You shall keep the books and financial records of the Fund, and on behalf of the Fund, shall compare the value of the principal and income of the Fund and of its shares (in accordance with the instructions of the Directors) at such times as the Directors may direct, and shall perform such other services as are reasonably related to the foregoing duties. You shall furnish to the Fund and the Directors statements with respect to the valuation of the Fund and its shares, at such times, and in such forms, as the Directors may prescribe.

Section 3.  Brokerage Services

     When and if the Directors so request, you shall furnish brokerage services in connection with the Fund's investments, and may make such charges for those services as are permitted by law or by the applicable rules of the National Association of Securities Dealers, Inc., or any stock exchange, but only if and to the extent that any such charges are permitted by the Articles of Incorporation and/or By-Laws of the Fund as then in effect.

     At any time when you shall have been requested to act in your capacity as broker in connection with any of the Fund's investments, you shall deposit with or obtain from the Fund's custodian any and all of such securities and investments only in accordance with the requirements and provisions of the custodial agreement entered into between the Fund and the Fund's custodian. It is the intent hereof that the Fund's custodian shall obtain and maintain the exclusive possession of, and be responsible for the security and safekeeping of, the Fund's investments, and that you shall have possession of such investments only as shall be required to implement transactions normally requiring the services of a broker, and which have been directed by the Directors or such other person or persons as the Directors shall designate for that purpose.

Section 4. Additional Services, Expenses, etc.

     You shall furnish to the Fund, and pay for, such office space and facilities, including, without being limited to, stenographic, telephone, telegraph, mailing, and other facilities as the Directors shall request in connection with the operations of the Fund. It is the intent of this contract that, through your staff, you shall supply and pay for such services as are deemed by the Directors to be necessary or desirable and proper for the continuous operation of the Fund (excluding all taxes and charges of governmental agencies and brokerage commissions incurred in connection with portfolio transactions) which are in excess of one and one-half percent (1-1/2%) of the average net asset value of the Fund per annum. Such expenses include (i) management, distribution and sub-advisory fees; (ii) the fees of affiliated and unaffiliated Directors; (iii) the fees of the Fund's custodian and transfer and dividend disbursing agent; (iv) the fees of the Fund's legal counsel and independent accountants; (v) the reimbursement of organization expenses; and
(vi) expenses related to shareholder communications including all expenses of shareholders' and Board of Directors' meetings and of preparing, printing and mailing reports, proxy statements and prospectuses to shareholders.

Section 5. Independent Contractor

     You shall, for all purposes, be deemed to be an independent contractor and shall have no authority to act for or represent the Fund unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by you, whether on your behalf or purported to have been on behalf of the Fund, shall be binding upon the Fund, and all acts authorized to be done by you under this contract shall be done by you as an independent contractor and not as agent.

Section 6. Multiple Capacities, Transactions

     Nothing contained in this contract shall be deemed to prohibit you from acting, and being separately compensated for so acting, in one or more capacities on behalf of the Fund, including but not limited to, the


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capacities of investment adviser, broker, and distributor. Whenever you shall be required to act in multiple capacities, either under this contract or by virtue of this or any other contract between you and the Fund, you shall maintain appropriate separate accounts and records for each such capacity.

     Except to the extent necessary for the performance of your obligations hereunder, nothing in this contract shall restrict your right or the right of any of your directors, officers or employees (whether or not they are directors, officers or employees of the Fund) to engage in any other business or to devote time and attention to the management or other aspects of any other business whether of a similar or dissimilar nature or to render services of any kind to any other corporation, firm, individual or association or to participate or to be otherwise interested, as principal, agent or otherwise, in sales, purchases or other transactions with the Fund or its directors, officers, agents, attorney, servants, independent contractors, brokers, custodian, underwriters, distributors and other persons, except as may be prohibited by the Investment Company Act.

     It is understood and agreed that officers, directors, shareholders, employees and agents of the Fund may be interested in the Adviser as officers, directors, shareholders, employees and agents and vice versa. Specifically, it is understood and agreed that the officers, directors, shareholders, employees and agents of the Adviser may be simultaneously officers and/or directors of the Fund, but that they are to receive no remuneration solely for acting in those capacities.

Section 7. Compensation for Services

     Except as provided below, you shall receive such compensation for your services as is provided in this Section, and such payments shall be the only compensation to which you shall be entitled under this contract. The compensation referred to herein shall not be deemed to include, and shall be in addition to (i) any charges you may make to the Fund in your capacity as broker for purchases or sales of securities and investments pursuant to Section 3 hereof, and (ii) any payments which you may receive in connection with your services as distributor of the Fund's shares, if such is provided.

     Subject to the foregoing exceptions and limitations, the Fund will pay to you a fee per annum computed at the following rates: in the event that the average net assets of the Fund are less than $5,000,000.00, you will be compensated by the Fund for your services hereunder at an annual rate of $25,000.00; in the event that the average net assets of the Fund are equal to or in excess of $5,000,000.00, you will be compensated by the Fund for your services hereunder at an annual rate of one percent (1%) of average net assets up to and including $25,000,000.00 and three-quarters of one percent (.75%) of average net assets in excess of $25,000,000.00. The fee shall be paid to you in monthly installments on the last business day of each month and the amount of each such payment shall be computed and accrued on the basis of the net asset value of the Fund at the end of each business day during each calendar month.

Section 8. Liability

     You shall give the Fund the benefit of your best judgment and efforts in rendering the services set forth herein, and the Fund agrees as an inducement to the undertaking of these services by you that you shall not be liable for any loss suffered by the Fund resulting from any error of judgment or any mistake of law or fact in connection with any matters as to which this contact relates, except that nothing herein contained shall be construed to protect you against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reckless disregard of your obligations or duties under this contract.

Section 9. Approval of Contract Termination

     As promptly as practicable after its execution, this contract will be submitted to the Fund's shareholders for approval at a meeting thereof duly convened for such purpose. If approved at such meeting by the vote of the


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holders of a majority of the Fund's outstanding voting shares, the contract shall be effective __________, 1999 for an initial term expiring June 30, 2000. Thereafter, the contract will continue in effect for successive yearly terms ending June 30, following the conclusion of each annual meeting of shareholders, unless earlier terminated by either party as set forth below, provided that the renewal of this contract and its terms are specifically approved annually by the vote of the holders of a majority of the Fund's outstanding shares or annually by the majority vote of the disinterested Directors. Notwithstanding the foregoing, this contract is terminable by either party on not more than sixty
(60) days and not less than thirty (30) days written notice, with or without cause and without payment of any penalty, and will terminate automatically in the event of any assignment, unless an order is issued by the SEC conditionally or unconditionally exempting such assignment from the provision of Section 15(a) of the Investment Company Act, in which event this contract shall continue in full force and effect.

     This contract may not be amended, transferred or assigned, or in any manner hypothecated or pledged, nor may any new contract become effective, without the affirmative vote or written consent of the holders of a majority of the outstanding voting shares of the Fund; provided, however, that this limitation shall not prevent any non-material amendments to the contract or such amendments as may be required by federal or state regulatory bodies.

Section 10. Concerning Applicable Provisions of Law, etc.

     This contract shall be subject to all applicable provisions of law, including without being limited to, the applicable provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

     This contract is executed and delivered in the State of New Hampshire and the laws of the State of New Hampshire shall, except to the extent that any applicable provisions of some other laws shall be controlling, govern the construction, validity and effect of this contract.

     The headings preceding the text of the several Sections herein are inserted solely for convenience of reference and shall not affect the meaning, construction or effect of this contract.


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     If the foregoing correctly sets forth our understanding, please sign the enclosed copy of this letter where indicated and return it to the undersigned, whereupon this letter shall constitute a binding contract between the parties hereto.

                                             Very truly yours,

                                             PAX WORLD HIGH YIELD FUND, INC.


                                             By:
                                                ----------------------------
                                                Laurence A. Shadek
                                                Chairman of the Board

Accepted and agreed to as of
the date first above written:

PAX WORLD MANAGEMENT CORP.


By:
   ----------------------------
   Thomas W. Grant
   President


By:
   ----------------------------
   James M. Shadek
   Secretary


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